SUBSCRIPTION AGREEMENT

TO:               SYNTHEMED, INC.

AND TO:     CLUBB CAPITAL LIMITED

RE:                SUBSCRIPTION FOR SHARES

1.	Subscription

The undersigned (the “Purchaser”) hereby irrevocably subscribes for on and subject to the terms and conditions set forth herein, from SyntheMed, Inc., a Delaware corporation (the “Corporation”), the number of shares of common stock, par value of $0.001 per share (“Common Stock”), set forth on the signature page hereof (the “Purchased Shares”).  The Purchased Shares are being sold to the Purchaser in consideration for $0.05 (US) per share (the “Subscription Price”), and as part of an offering (the “Offering”) of up to 120,000,000 shares of Common Stock (the “Shares”).  If the maximum number of Shares offered is sold, the Corporation will receive gross proceeds of $6,000,000 (US). There is no minimum number of Shares being offered, and the Corporation reserves the right to accept or reject subscriptions, in whole or in part, as and when received.  Clubb Capital Limited (the “Agent”) is serving as a non-exclusive placement agent for the Offering pursuant to an agency agreement to be entered into with the Corporation (the “Agency Agreement”).

The Offering is being made to investors resident in the United States, Europe, Canada and elsewhere pursuant to exemptions from local registration, prospectus or similar requirements.  The Offering is being made in reliance upon the exemption from registration under the United States Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) thereof and/or Regulation D promulgated thereunder and in reliance upon Regulation S promulgated under the Securities Act.

The Purchaser understands that the Corporation has entered into an agreement and plan of merger with Pathfinder, LLC, a Massachusetts limited liability company (“Pathfinder”), pursuant to which the parties have agreed that, subject to the terms and conditions of the merger agreement, the Corporation will acquire Pathfinder in a stock-for-stock reverse triangular merger (the “Merger”), with Pathfinder surviving the merger as a wholly-owned subsidiary of the Corporation.  As part of the Merger, the Corporation will issue to the members of Pathfinder a number of shares of Common Stock equal to approximately 80% of the outstanding common stock of the combined company after issuance (the “Merger Shares”). Upon consummation of the Merger, the management and directors of the Corporation will be replaced by individuals designated by Pathfinder, and the Corporation’s resources will be devoted primarily to the business of Pathfinder.  For a detailed discussion of the Merger and Pathfinder’s business and financial information, as well as pro forma financial information reflecting the Merger, reference is made to the Form 8-K of the Corporation filed with the US Securities and Exchange Commission (“SEC”) on December 28, 2010 and the preliminary proxy statement of the Corporation initially filed with the SEC on February 15, 2011, as subsequently amended, relating to the Corporation’s planned special meeting of stockholders for the merger and related proposals (as well as the definitive form of such proxy statement filed with the SEC in advance of such meeting (the “Merger Proxy”)).

Upon the Merger, the Corporation shall change its name to Pathfinder Cell Therapy Inc. and the Purchased Shares shall be issued to the Investor by the Corporation as Pathfinder Cell Therapy Inc. rather than SyntheMed, Inc.

In lieu of paying the subscription price in cash, Purchasers may, if applicable, elect to pay the Subscription Price by tendering to the Corporation promissory notes previously issued by Pathfinder to such Purchasers evidencing debt in like principal amount, such notes to be duly endorsed or assigned in blank.

2.	Use of Proceeds

The proceeds of the Offering will be used by the Corporation to fund working capital and general corporate purposes of the Corporation.

3.	Documents and Payment to be provided by the Purchaser

The Purchaser must complete, sign and return an executed copy of: (i) this Subscription Agreement and (ii) in the case of Purchasers resident in Ontario, Quebec, an accredited investor subscriber certificate as set out in Schedule “A” hereto, and the Subscription Price, denominated in U.S. dollars, must be paid. The wire transfer details are as follows:

Citibank, NA
222 N. Adams Street
Chicago, IL 60606
Swiftcode: CITIUS33
ABA No.: 021000089

Beneficiary: Blake Cassels & Graydon (US) LLP, in Trust
Account No. 800417872
Reference: Client Matter # 65148/60

or in such other manner as may be specified by the Agent.  The Purchaser will also be required to deliver an executed copy of the Investor Rights Agreement (as defined below) promptly upon receipt of same.  At each Closing (as defined below), the aggregate Subscription Price for all Purchased Shares subject to such Closing will be released to the Corporation by Blake, Cassels & Graydon LLP on instructions from the Agent.

4.	Closing and Delivery of Share Certificates

Delivery and sale of the Purchased Shares will be completed (the “Closing”) at the offices of the Corporation (or such other place or places as the Corporation and the Agent may agree) at 10:00 a.m. (Eastern Standard Time) (the “Closing Time”) on such date or dates as the Corporation and the Agent may agree (each a “Closing Date”). The Final Closing (as defined below) is expected to occur on or before August 31, 2011.  As used herein, “Final Closing” means the date on which the full amount of the Offering is sold or the earlier termination of the Offering period as determined by the Corporation.

The Closing contemplated by this Subscription Agreement is conditional upon (i) the Merger having been consummated and (ii), if and to the extent requested by the Agent, the members of Pathfinder prior to the Merger having executed and delivered lock-up agreements restricting sales and other transfers of the Corporation’s Common Stock received by them in the Merger for such period of time and on such other terms as the Agent shall request.

Certificates representing the Purchased Shares will be delivered at Closing, or shortly thereafter, against delivery by the Purchaser of the requisite funds by wire transfer.  To avoid the need to relegend the Shares following effectiveness of the planned resale registration contemplated by an investor rights agreement to be entered into by the Corporation and the Investor (the “Investor Rights Agreement”), the Purchaser agrees that delivery of the Purchased Share certificates may be made to counsel for the Agent, who will, upon effectiveness of the registration of the resale of the Purchased Shares, deliver the Purchased Share certificates in accordance with instructions received from the Purchaser.  Notwithstanding the foregoing, the Purchaser may at any time request physical delivery of a certificate for Purchased Shares, provided that any such certificate delivered prior to effectiveness of the resale registration statement will bear a restrictive legend as set out in Section 5(k) below.  Moreover, if the resale registration statement is not declared effective within 90 days of the date of the Final Closing (or 120 days if reviewed by the SEC), counsel for the Agent may, at the Agent’s option and in accordance with the Agent’s instructions, cause the Purchased Share certificates in its possession to be endorsed with such restrictive legend and delivered to the respective Purchasers.

The Purchaser, on its own behalf or on behalf of others for whom it is contracting hereunder, hereby appoints the Agent, with full power of substitution, as its true and lawful attorney and agent with the full power and authority in its place and stead to swear, execute, file and record any document necessary to give effect to the delivery and sale of the Purchased Shares, to terminate this subscription on its behalf in the event that any condition precedent to the Offering has not been satisfied, to execute a receipt for the Purchased Shares and all other documentation, and to modify or waive any conditions or grant any waivers on its behalf in connection with this Subscription Agreement and the transactions contemplated hereby.  The Purchaser, on its own behalf or on behalf of others for whom it is contracting hereunder, agrees and acknowledges that counsel for the Agent shall not be liable for any error in judgment or for any act done or step taken or omitted by it in good faith or for any mistake, in fact or law, or for anything which it may do or refrain from doing with the performance of any obligations in this Section 4, except arising out of its gross negligence or wilful misconduct.

5.	Certain Matters Relating to the Offering

The Purchaser, on its own behalf (or on behalf of others for whom it is contracting hereunder acknowledges and agrees that:

(a)	this Subscription Agreement sets out the terms of the Purchaser’s subscription;

(b)
it (or others for whom it is contracting hereunder) has not been provided with, and has not requested, a prospectus or an offering memorandum or any similar document in connection with its purchase of Shares;

(c)
no prospectus or offering memorandum has been filed by the Corporation with any securities commission or similar regulatory authority in any jurisdiction in connection with the issuance of any Shares and, as a result:

(i)	the Purchaser is restricted from using certain of the remedies available under applicable securities laws;

(ii)	the Purchaser will not receive information that would otherwise be required to be provided to it under applicable securities laws; and

(iii)	the Corporation is relieved from certain obligations that would otherwise apply under applicable securities laws;

(d)
the sale and delivery of the Purchased Shares was not accompanied by any advertisement of the Shares, including, without limitation, in printed public media, radio, television or telecommunications, including electronic display or as part of a general solicitation;

(e)
no agency, governmental authority, securities commission or other regulatory body, stock exchange or other entity has made any finding or determination as to, or passed upon the merit for investment of, nor have any such agencies, governmental authorities, securities commissions or other regulatory bodies, stock exchanges or other entities made any recommendation or endorsement with respect to, the Shares;

(f)
its decision to execute this Subscription Agreement and the Investor Rights Agreement and to subscribe for the Purchased Shares (on its own behalf or on behalf of others for whom it is contracting hereunder) has not been based upon any verbal or written representations as to fact or otherwise made by or on behalf of the Agent or the Corporation and that the Purchaser’s decision (or the decision of others for whom the Purchaser is contracting hereunder) is based entirely upon publicly available information concerning the Corporation (any such information having been delivered to the Purchaser without independent investigation or verification by the Agent);

(g)
the Agent and its directors, officers, employees, agents and representatives assume no responsibility or liability of any nature whatsoever for the accuracy or adequacy of any such publicly available information or as to whether all information concerning the Corporation required to be disclosed by it has been generally disclosed;

(h)
as at the Closing Date, the Shares will not be registered under the Securities Act with the result that the Purchased Shares will be “restricted securities” within the meaning of Regulation S and Rule 144 promulgated under the Securities Act and unless and until a resale registration statement is filed by the Corporation in accordance with the Investor Rights Agreement and declared effective by the SEC, may not be offered or sold within the United States or to or for the account or benefit of a U.S. Person (as defined in Rule 902(o) of Regulation S promulgated under the Securities Act) except pursuant to an exemption from the registration requirements of the Securities Act;

(i)
the Shares have not been receipted under a prospectus pursuant to provincial securities laws of Canada (the “Canadian Provincial Laws”) and may only be offered, sold, pledged or otherwise transferred in accordance with applicable Canadian Provincial Laws or any other applicable laws;

(j)
the Purchaser (or others for whom the Purchaser is contracting hereunder) has been advised to consult its own legal advisors with respect to any applicable resale restrictions and the Purchaser (or others for whom the Purchaser is contracting hereunder) is solely responsible (and neither the Corporation nor the Agent is in any way responsible) for compliance with applicable resale restrictions;

(k)
the Purchaser understands that if certificates for Purchased Shares are delivered to the Purchaser prior to effectiveness of a resale registration statement, each such certificate representing the Purchased Shares shall bear a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) AND MAY ONLY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE 1933 ACT OR (C) PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS, PROVIDED IN SUCH LATTER CASE THAT THE HOLDER UPON REQUEST PRIOR TO SUCH SALE FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING TO THAT EFFECT REASONABLY SATISFACTORY TO THE CORPORATION.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.”

Certificates evidencing the Purchased Shares shall not be required to contain the foregoing legend (i) following any sale of such shares pursuant to Rule 144 if the Purchaser provides the Corporation with a legal opinion reasonably acceptable to the Corporation to the effect that the shares can be sold under Rule 144, (ii) if and for so long as the Purchased Shares are eligible for sale under the last sentence of Rule 144(b)(1)(i) or (iii) if the holder provides the Corporation with a legal opinion reasonably acceptable to the Corporation to the effect that the legend is not required under applicable requirements of the Securities Act.

(l)
the Purchaser understands that if certificates for Purchased Shares are delivered to the Purchaser following effectiveness of a resale registration statement, each such certificate representing the Purchased Shares shall bear a legend substantially in the following form:

“THESE SHARES WERE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE “1933 ACT”). THE COMPANY COMMITTED ON THE DATE OF ISSUE OF THESE SHARES TO FILE A REGISTRATION STATEMENT UNDER THE 1933 ACT COVERING RESALE OF THESE SHARES.  AS AT THE DATE OF DELIVERY OF THESE SHARES TO THE REGISTERED HOLDER, SUCH REGISTRATION STATEMENT HAS BEEN FILED WITH AND DECLARED EFFECTIVE BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.  ANY OFFER, SALE, PLEDGE OR OTHER TRANSFER OF THESE SECURITIES PURSUANT TO SUCH REGISTRATION STATEMENT MAY ONLY BE MADE UPON SATISFACTION OF THE REQUIREMENT TO DELIVER A CURRENT PROSPECTUS.”

(m)	no person has made any written or oral representations:

(i)	that any person will resell or repurchase the Units;

(ii)	that the Units will be freely tradeable by the Purchaser without any restrictions or hold periods;

(iii)	that any person will refund the purchase price of the Purchased Shares; or

(iv)	as to future price or value of the Purchased Shares.

(n)
the Purchaser’s investment in the Purchased Shares involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment, and the Purchaser has full knowledge of and understands all of the risk factors related to the Purchaser’s purchase of the Purchased Shares; and

(o)
the Purchaser has the knowledge and experience in financial and business matters and is capable of assessing the proposed investment in the Shares as a result of its financial and investment experience and business acumen or as a result of advice received from a registered person and is capable of evaluating the merits and risks of its investment in the Shares and is able to bear the economic risk of a loss of its entire investment in the Purchased Shares.

6.	Representations, Warranties and Covenants of the Corporation

The Corporation represents, warrants and covenants to the Agent and the Purchaser (and to any others on whose behalf the Purchaser is contracting hereunder) as of the date hereof and, except as otherwise provided, as of the Closing Date, which representations, warranties and covenants shall survive any investigation made by the Agent, the Purchaser or such others for a period of two years after the Final Closing, that:

(a)	each of the Corporation and Pathfinder is validly existing in good standing under the laws of its jurisdiction;

(b)
each of the Corporation and Pathfinder is duly qualified and authorized to do business in the jurisdiction(s) in which it carries on business or to own property where required under the laws of the jurisdiction(s) in which any such property is located;

(c)
each of the Corporation and Pathfinder is current with all material filings required to be made under the laws of any jurisdiction in which it carries on any material business, and each of the Corporation and Pathfinder has all necessary licenses, leases, permits, authorizations and other approvals necessary to permit it to conduct its business as currently conducted, except where the failure to have any such license, lease, permit, authorization or approval would not have a material adverse effect on the Corporation or Pathfinder, as applicable, and its business;

(d)
the audited financial statements of the Corporation as at and for the year ended December 31, 2010 and the interim financial statements of the Corporation as at and for the 3-month period ended March 31, 2011 present fairly, in all material respects, the financial position of the Corporation as at the respective period end dates, and the results of its operations and the changes in its financial position for the 12-month period ended December 31, 2010 in the case of the audited financial statements, and the 3-month period ended March 31, 2011 in the case of the interim financial statements, all in accordance with generally accepted accounting principles, and since March 31, 2011 there has been no material adverse change in the business, affairs or financial or other condition of the Corporation except as disclosed in the notes to the financial statements for the quarter then ended or in the Corporation’s SEC filings;

(e)
the audited financial statements of Pathfinder as at and for the years ended December 31, 2010 and 2009and the interim financial statements of Pathfinder as at and for the 3-month period ended March 31, 2011 present fairly, in all material respects, the financial position of Pathfinder as at the respective period end dates, and the results of its operations and the changes in its financial position for the 12-month periods ended December 31, 2010 and 2009 in the case of the audited financial statements, and the 3-month period ended March 31, 2011 in the case of the interim financial statements, all in accordance with generally accepted accounting principles, and since March 31, 2011 there has been no material adverse change in the business, affairs or financial or other condition of Pathfinder except as disclosed in the notes to the financial statements for the quarter then ended or in the Merger Proxy;

(f)
the Corporation has all requisite power and authority to carry out its obligations under this Subscription Agreement and the Investor Rights Agreement including but not limited to its covenant to file with the U.S. Securities and Registration Commission, within 60 days after the Final Closing, a registration statement on Form S-1 covering the resale of the Shares, subject to the terms and conditions of the Investor Rights Agreement;

(g)
this Subscription Agreement has been, and the Investor Rights Agreement will be on the Closing Date, duly authorized, executed and delivered by the Corporation and constitute or on the Closing Date will constitute, legal, valid and binding obligations of the Corporation enforceable in accordance with their terms except that: (i) the enforcement hereof or thereof may be limited by bankruptcy, insolvency, reorganization and other laws affecting the enforcement of creditors’ rights generally, (ii) rights of indemnity thereunder may be limited under applicable law, and (iii) equitable remedies, including without limitation specific performance and injunctive relief, may be granted only in the discretion of a court of competent jurisdiction;

(h)
the Purchased Shares are or on the Closing Date will be duly and validly authorized and, when issued and delivered against payment therefor, will be duly and validly issued, fully paid and non-assessable shares in the capital stock of the Corporation;

(i)
the authorized capital of the Corporation consists of 150,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value of $0.01 per share.  As of the Closing Date, the number of authorized shares of Common Stock will increase to one billion.  Of the preferred stock, 200,000 shares have been designated as Series D Junior Participating Preferred Stock (underlying outstanding rights applicable to outstanding shares of Common Stock under a shareholder rights agreement adopted effective May 20, 2008, which rights and shareholder rights agreement will expire upon consummation of the Merger), and no other series or class of preferred stock is designated.  As of June 7, 2011, there were 110,527,370 shares of Common Stock and no shares of preferred stock outstanding.  In addition, as of that date, the Corporation had an aggregate of 27,378,950 shares of Common Stock reserved for issuance upon exercise or conversion of the following outstanding securities: (i) options which have been granted under the Corporation’s stock option plans and other agreements, to purchase an aggregate of 6,838,950 shares of Common Stock; and (ii) warrants to purchase an aggregate of 20,540,000 shares of Common Stock.  In addition, the Corporation has agreed (i) to issue 3,000,000 shares of Common Stock pursuant to an agreement settling and terminating an engagement with an investment banker and (ii) upon completion of the Merger, (A) to issue the Merger Shares to holders of Pathfinder membership interests, (B) to assume outstanding Pathfinder options which will be exercisable following the Merger on a merger-adjusted basis for the Corporation’s Common Stock, (C) to issue 660,000 shares of the Corporation’s Common Stock to members of the special committee of the Board of Directors of the Corporation and (D) to issue options to former management of the Corporation to purchase a number of shares of the Corporation’s Common Stock equal in the aggregate to approximately $140,000 divided by the closing stock price on the trading day immediately preceding the Merger.  In addition, prior to consummation of the Merger, the Corporation anticipates entering into an agreement restructuring its rights and obligations relating to its core polymer technology assets and the agreement under which it acquired such rights, which agreement, as presently contemplated, would require, among other things, the issuance by the Corporation of 1,000,000 shares of Common Stock and, upon consummation of the Merger and the Company raising at least $3,000,000 in equity financing, a cash payment of $150,000;

(j)
as at Closing, the Corporation will own all of the issued and outstanding securities of Pathfinder and there will be no rights, subscriptions, warrants, options, conversion rights, calls, commitments or plans or agreements of any kind outstanding which would enable any person to purchase or otherwise acquire any shares or other securities of Pathfinder including, without limitation, any securities convertible into or exchangeable or exercisable for shares or other securities of Pathfinder; the Corporation is not, and at the Closing Date will not be: (i) in breach or violation of any of the terms or provisions of, or in default under, this Subscription Agreement, any other subscription agreement for the purchase of Shares, the Agency Agreement, any indenture, mortgage, deed of trust or loan agreement, (except as disclosed in the Corporation’s SEC filings), other agreement (written or oral) or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, which breach or violation or the consequences thereof would result in a material adverse change to it or its business; or (ii) in violation of the provisions of its articles, by-laws, resolutions or any statute or any other rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its properties which violation or the consequences thereof would result in a material adverse change to it or its business;

(k)
Pathfinder is not, and at the Closing Date will not be: (i) in breach or violation of any of the terms or provisions of, or in default under any indenture, mortgage, deed of trust or loan agreement, other agreement (written or oral) or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, which breach or violation or the consequences thereof would result in a material adverse change to it or its business; or (ii) in violation of the provisions of its articles, by-laws, resolutions or any statute or any other rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its properties which violation or the consequences thereof would result in a material adverse change to it or its business;

(l)
the issue and sale of the Purchased Shares and the performance and consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement (written or oral) or instrument to which the Corporation or Pathfinder is bound or to which any of the property or assets of the Corporation is subject, which breach or violation or the consequences thereof would result in a material adverse change to the Corporation or its business, nor will any such action conflict with or result in any violation of the provisions of the articles, by-laws or resolutions of the Corporation or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Corporation or any subsidiary or any of its properties which violation or the consequences thereof would result in a material adverse change to the Corporation or its business;

(m)
each of the Corporation and Pathfinder has established on its books reserves which are adequate for the payment of all taxes not yet due and payable; there are no liens or other liabilities for taxes on the assets of the Corporation or Pathfinder, as applicable, except for taxes not yet due; there are no audits of any of the tax returns of the Corporation or Pathfinder which are known by the Corporation’s or management to be pending and there are no claims which have been or may be asserted relating to any such tax returns which, if determined adversely, would result in the assertion by any government or agency of any deficiency having a material adverse effect on the properties, business or assets of the Corporation or Pathfinder, as applicable;

(n)
the Corporation has good and valid title to its properties, leaseholds and assets, including without limitation the properties, leaseholds and assets reflected in the balance sheet as of March 31, 2011 referred to in Section 6(d) above, except properties, leaseholds and assets disposed of since such date at fair market value in the ordinary course of business, and has good title to all its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance, charge, rights of first refusal or options to purchase, whether or not relating to extensions of credit or the borrowing of money, other than as disclosed in the Corporation’s SEC filings or except as incurred in the ordinary course of business since the date of such balance sheet, and except in any event where the failure to hold good title or the existence of a mortgage, pledge, lien, lease, encumbrance, charge, right of first refusal or option to purchase would not have a material adverse effect on the Corporation or its business;

(o)
Pathfinder has good and valid title to its properties, leaseholds and assets  necessary for the conduct of its business and has and has good title to all its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance, charge, rights of first refusal or options to purchase, whether or not relating to extensions of credit or the borrowing of money, necessary for the conduct of its business, except in any event where the failure to hold good title or the existence of a mortgage, pledge, lien, lease, encumbrance, charge, right of first refusal or option to purchase would not have a material adverse effect on Pathfinder or its business; there exists no condition which interferes with the economic value or use of such properties and assets and all tangible assets are in good working condition and repair (subject to ordinary wear and tear) except where the existence of any such condition would not have a material adverse effect on Pathfinder or its business;

(p)
each of the Corporation and Pathfinder owns or has valid licenses for the use of, or has applied for registration of, all patents, trade marks, service marks, trade names, and copyrights necessary for the conduct of its business, except where the failure to so own or apply for registration would not have a material adverse effect on the Corporation or Pathfinder, as applicable, or its business; to the best of the knowledge, information and belief of the Corporation, none of the past or present activities of each of the Corporation and Pathfinder or the products, services or assets of the Corporation or Pathfinder infringe or constitute an unauthorized use of any proprietary rights of others, and the Corporation or Pathfinder have not received any notice of infringement of, or conflict with, asserted rights of others with respect to any patent, trade mark, service mark, trade name, or copyright that, individually or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would result in a material adverse change to the Corporation or Pathfinder, as applicable, or its business;

(q)
each of the Corporation and Pathfinder has taken reasonable measures to protect and preserve the confidentiality of all trade secrets and other non-patented proprietary information of the Corporation or Pathfinder, as applicable, including without limitation the procurement of proprietary invention assignments and non-disclosure and non-competition agreements from employees, consultants, subcontractors, customers and other persons who have access to such information;

(r)
each of the Corporation and Pathfinder has filed all necessary federal, state and municipal property, income and franchise tax returns and has paid all taxes shown as due thereon or otherwise owed by it to any taxing authority except those contested in good faith and for which appropriate amounts have been reserved in accordance with generally accepted accounting principles; there is no tax deficiency which has been, or to the best of the knowledge, information and belief of the Corporation might be, asserted against the Corporation or Pathfinder which would materially affect the business or operations of the Corporation or Pathfinder; each of the Corporation and Pathfinder has paid all applicable federal and state payroll and withholding taxes;

(s)
there is no collective bargaining or other union agreement to which the Corporation or Pathfinder is a party or by which it is bound, or which is currently being negotiated; except for a defined contribution plan under Section 401(k) of the US Internal Revenue Code, the Corporation or Pathfinder does not sponsor, maintain or contribute to any pension, retirement, profit sharing, incentive compensation, bonus or other employee benefit plan, including without limitation any employee benefit plan covered by Title 4 of the Employee Retirement Income Security Act of 1974 (“ERISA”) or any “multi-employer plan” as defined in Section 4001(a)(3) of ERISA, or any other employee benefit plan; to the best of the knowledge, information and belief of the Corporation, (i) no employee of the Corporation or Pathfinder is a party to or bound by any agreement, contract or commitment, or subject to any restrictions, particularly but without limitation in connection with any previous employment of any such person, which would result in a material adverse change to the Corporation or Pathfinder, as applicable, or its business, and (ii) no senior officer has any present intention of terminating his employment with the Corporation or Pathfinder, as applicable, and each of the Corporation and Pathfinder has no present intention of terminating any such employment; and

(t)
there is no adverse claim, action, proceeding or investigation pending or, to the knowledge, information and belief of the Corporation, threatened, which questions the validity of the issue or sale of the Purchased Shares or the validity of any action taken or to be taken by the Corporation in connection with this Subscription Agreement or the Investor Rights Agreement or which would result in any material adverse change in the financial condition, results of operations, business or prospects of the Corporation or Pathfinder.

7.	Representations, Warranties and Covenants of the Purchaser

By executing this Subscription Agreement, the Purchaser acknowledges and agrees that the sale and delivery of the Purchased Shares to it are conditional upon the sale being exempt from the registration and prospectus requirements of any securities laws applicable to the sale of the Purchased Shares to the Purchaser.

The Purchaser represents, warrants and covenants to the Agent and the Corporation (which representations, warranties and covenants shall survive the Closing and continue in full force and effect) that:

(a)
in the case of the subscription by the Purchaser for Shares as principal for its own account and not for the benefit of any other person, the Purchaser is purchasing the Purchased Shares as principal for its own account, and not for the benefit of any other person or company, and this Subscription Agreement and the Investor Rights Agreement have been authorized, executed and delivered by, and constitute legal, valid and binding agreements of the undersigned;

(b)
in the case of the subscription by the Purchaser for Shares as agent for a disclosed principal, each beneficial purchaser of the Purchased Shares for whom the Purchaser is acting is purchasing as principal for its own account and not for the benefit of any other person and the Purchaser is an agent with due and proper authority to execute this Subscription Agreement, the Investor Rights Agreement and all other documentation in connection with the purchase of the Purchased Shares on behalf of the beneficial purchaser and this Subscription Agreement and the Investor Rights Agreement have been duly authorized, executed and delivered by or on behalf of, and constitute legal, valid and binding agreements of, the disclosed principal;

(c)
in the case of the subscription by the Purchaser of Shares as trustee or as agent for a principal which is undisclosed or identified by account number only, this Subscription Agreement and the Investor Rights Agreement have been duly authorized, executed and delivered by, and constitute legal, valid and binding agreements of, the undersigned acting in such capacity;

(d)
if the Purchaser is a corporation, the Purchaser is a valid and subsisting corporation, has the necessary corporate capacity and authority to execute and deliver this Subscription Agreement and the Investor Rights Agreement and to observe and perform its covenants and obligations hereunder and thereunder and has taken all necessary corporate action in respect thereof or, if the Purchaser is a partnership, syndicate or other form of unincorporated organization, the Purchaser has the necessary legal capacity and authority to execute and deliver this Subscription Agreement and the Investor Rights Agreement and to observe and perform its covenants and obligations hereunder and thereunder and has obtained all necessary approval in respect thereof and, in either case, upon execution by the Corporation, this Subscription Agreement and the Investor Rights Agreement constitute legal, valid and binding contracts of the Purchaser enforceable against the Purchaser in accordance with their respective terms;

(e)
if the Purchaser is an individual, the Purchaser has attained the age of majority and is legally competent to execute this Subscription Agreement and the Investor Rights Agreement and to take all actions required pursuant hereto and thereto;

(f)
if the Purchaser is a US Person within the meaning of Rule 902(o) of Regulation S promulgated under the Securities Act ("US Person"), the Purchaser (1) has read carefully the definition of "Accredited Investor" contained in Schedule 1 attached hereto and (2) meets the standards of an "Accredited Investor" set forth under Rule 501(a) of Regulation D under the Securities Act and has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of an investment in the Shares. The Purchaser will promptly notify the Corporation in the event that prior to the issuance of any securities to the Purchaser the foregoing representation ceases to be accurate;

(g)	if the Purchaser is not a US Person, the Purchaser makes the representations and warranties set forth on Schedule 2 hereto;

(h)
if required by applicable securities legislation, policy or order of a securities regulatory authority or other regulatory authority, the Purchaser will execute, deliver, file and otherwise assist the Corporation in filing such reports and other documents with respect to the issue of the Purchased Shares as may be reasonably required;

(i)
in the case of a purchase of Shares by a resident of Ontario, Quebec or British Columbia, the Purchaser is an accredited investor, as defined in National Instrument 45-106 – Prospectus and Registration Exemptions, and has completed, executed and delivered as principal or, if the Purchaser is contracting hereunder as agent or trustee for one or more beneficial purchasers, on behalf of each such beneficial purchaser, an accredited investor subscriber certificate as set out in Schedule “A” to this Subscription Agreement;

(j)
the Purchaser has had access to the Corporation’s public filings with the SEC (which are accessible via the SEC’s EDGAR Archives located at www.sec.gov) and has had an opportunity to conduct due diligence and to ask and have answered questions of the Corporation’s management.  The Purchaser acknowledges the existence of the Form 8-K and the Merger Proxy referenced in Section 1 hereof including, without limitation, the risk factors described in the Merger Proxy, and has been afforded an adequate opportunity to review the same;

(k)
the Purchaser  is capable of assessing the proposed investment as a result of the Purchaser’s financial or investment experience or as a result of advice received from a registered person other than the Corporation or an affiliate thereof, and is able to bear the economic loss of its investment.  The Purchaser recognizes that its purchase of Purchased Shares involves a high degree of risk in that: (i) the Corporation and Pathfinder have incurred losses since inception; at March 31, 2011, the Corporation and Pathfinder had accumulated deficits of approximately $63,772,000 and $1,913,500, respectively, which deficits have increased since that date; the business of the Corporation following the Merger will be primarily the business of Pathfinder, which requires substantial funds in addition to the proceeds of this Offering to continue its plan of operations; and the Corporation may not realize any meaningful value from its assets existing prior to the Merger; (ii) an investment in the Corporation is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Corporation and the Purchased Shares; (iii) the Purchaser may not be able to liquidate the Purchaser’s investment; and (iv) transferability of the securities comprising the Purchased Shares is extremely limited. Furthermore, the proceeds of this Offering are projected to last only a limited period of time;

(l)
the address of the Purchaser (or others for whom the Purchaser is contracting hereunder) furnished by the Purchaser on the Purchaser’s signature page of this Subscription Agreement is such person’s principal residence if such person is an individual or its principal business address if it is a corporation or other entity;

(m)
the Purchaser is aware of the restrictions with respect to trading in the Purchased Shares imposed by applicable laws and the Purchaser further covenants that it will not resell the Purchased Securities except in accordance with the applicable laws; and

(n)
the Purchaser (or others for whom the Purchaser is contracting hereunder) agrees that it will not disclose the terms of the Offering or any information it may have acquired from the Corporation in the course of executing this Subscription Agreement which the Corporation has identified as material non-public information, except to the extent (i) that such terms or other information becomes generally available to the public other than by disclosure in violation of this Subscription Agreement, (ii) that such information was properly within the Purchaser’s possession prior to being furnished by the Corporation, (iii) that such information becomes available to the Purchaser on a non-confidential basis, such as through disclosure by third parties who have the right to disclose the information, and (iv) that disclosure of such information is compelled by judicial process, provided that in the event of compulsion by judicial process the Purchaser will inform the Corporation promptly upon its receipt of notice of judicial process compelling such disclosure.

8.	Reliance Upon Representations, Warranties and Covenants

The Purchaser acknowledges that the representations, warranties and covenants contained in this Subscription Agreement are made with the intent that they may be relied upon by the Agent and by the Corporation to, among other things, determine the Purchaser’s eligibility or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to subscribe for the Purchased Shares.  The Purchaser further agrees that by accepting the Purchased Shares, the Purchaser shall be representing and warranting that the foregoing representations and warranties are true as at the Closing Time with the same force and effect as if they had been made by the Purchaser at the Closing Time and that they shall survive the purchase by the Purchaser of the Purchased Shares and shall continue in full force and effect notwithstanding any subsequent disposition by it of any Purchased Shares.

9.	Agent’s Commission, Fees and Expenses

The Purchaser understands that on the Closing Date, the Agent will receive from the Corporation a commission equal to 7% of the gross proceeds raised by the Agent (payable in cash or in Shares, or a combination thereof (at the issue price thereof), the allocation of which to be designated by the Agent, in its sole discretion, at the Closing Date and broker warrants (the “Broker Warrants”) to purchase, at any time up and until 5:00 p.m. (Eastern Standard Time) on the fifth anniversary of the Final Closing at an exercise price of $0.055 (US) per Share (subject to adjustment as provided in the Broker Warrants Certificates), that number of shares of Common Stock equal to 7% of the number of Purchased Shares issued in respect of proceeds raised by the Agent, as more particularly described and subject to the exclusions contained in the Agency Agreement.  No other fee or commission is payable by the Corporation in connection with the sale of the Purchased Shares, except that in the event that Corporation engages another agent or agents in connection with the Offering, the Corporation may pay to such agent or agents a comparable fee in respect of proceeds raised by such other agent or agents.   The Corporation will also pay on the Closing Date reasonable legal fees and expenses of the Agent’s counsel as stipulated in the Agency Agreement.  The Purchaser understands and acknowledges that a director of the Agent is also a founding principal of Pathfinder and currently serves, and after the Merger will continue to serve, as a director of the Corporation.  Such director has recused himself from any and all discussions of the Board of Directors of the Corporation related to the Agent’s commissions, fees and expenses and other aspects of the Offering.

10.	Costs

The Purchaser acknowledges and agrees that all costs and expenses incurred by the Purchaser (including any fees and disbursements of any counsel retained by the Purchaser) relating to the purchase of the Purchased Shares shall be borne by the Purchaser.

11.	Appointment of Agent

The Purchaser, on its own behalf and (if applicable) on behalf of others for whom the Purchaser is contracting hereunder, hereby:

(a)
irrevocably authorizes the Agent to negotiate and settle the form of any agreement to be entered into in connection with this Subscription Agreement and to waive on its own behalf and on behalf of the purchasers of Shares, in whole or in part, or extend the time for compliance with, any of the closing conditions in such manner and on such terms and conditions as the Agent may determine, acting reasonably, without in any way affecting materially the Purchaser’s obligations or the obligations of such others hereunder; and

(b)
acknowledges and agrees that the Agent and the Corporation may vary, amend, alter or waive, in whole or in part, one or more of the conditions set forth in the Agency Agreement in such manner and on such terms and conditions as they may determine, acting reasonably, without in any way affecting materially the Purchaser’s obligations or the obligations of such others hereunder.

12.	Governing Law

This Subscription Agreement shall be governed by the laws of the State of New York without reference to its rules as to conflicts of laws.

13.	Third Party Beneficiaries

Except for the limitation of liability provisions in Section 4 above, nothing herein, express or implied, is intended to nor shall it, confer in any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Subscription Agreement.

14.	Survival

This Subscription Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the Purchaser for a period of six months following the Final Closing, notwithstanding the completion of the subscription for the Purchased Shares by the Purchaser pursuant hereto, and any subsequent disposition by the Purchaser of any Purchased Shares.

15.	Assignment

This Subscription Agreement is not transferable or assignable by the parties hereto.

16.	Counterparts

This Subscription Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document.  The Corporation and the Agent shall be entitled to rely upon delivery by facsimile of an executed copy of this Subscription Agreement and acceptance by the Corporation of such facsimile copies will be legally effective to create a valid and binding agreement between the Purchaser and the Corporation in accordance with the terms hereof.

[Remainder of page intentionally left blank]

17.	Subscription Particulars

The aggregate number of Shares subscribed for is ______________ for an aggregate subscription price ofUS$                                                ;

The Shares are to be registered in the name of:

(if space is insufficient, attach a list)

The certificate(s) representing the Shares are to be delivered to:

at its office at:

Contact Name, Telephone Number and E-mail Address:

If the Purchaser is signing as agent for a principal and not as agent for a fully managed account, the name and address of the beneficial purchaser is:

(if space is insufficient, attach a list)

The Purchaser acknowledges receipt and review of the Merger Proxy, as defined in the Subscription Agreement.

DATED at                           this             day of ______________,2011.

Name of Purchaser (please type or print)

By:
(Signature of Authorized Representative)

(Name of Person Signing)

Office or Title

Address of Purchaser

ACCEPTANCE

This Subscription Agreement is hereby accepted and agreed to by SyntheMed, Inc.

DATED at _________________, the ____ day of _____________, 2011

SYNTHEMED, INC.

By:
Authorized Signing Officer

SCHEDULE “A”

SUBSCRIBER CERTIFICATE FOR RESIDENTS OF ONTARIO AND QUÉBEC

TO:	SYNTHEMED, INC. (the "Issuer")

AND TO:	CLUBB CAPITAL LIMITED (the "Agent")

Reference is made to the subscription agreement between the Issuer and the undersigned (referred to herein as the "Purchaser") dated as of the date hereof (the "Subscription Agreement"). Upon execution of this Subscriber Certificate by the Purchaser, this Subscriber Certificate shall be incorporated into and form a part of the Subscription Agreement.  Terms not otherwise defined herein have the meanings attributed to them in the Subscription Agreement and in National Instrument 45-106 – Prospectus and Registration Exemptions ("NI 45-106")1. All monetary references in this Schedule “A” are in Canadian dollars.

In connection with the purchase of the Purchased Shares by the Purchaser, the Purchaser represents, warrants and covenants (on its own behalf or, if applicable, on behalf of those for whom the Purchaser is contracting under the Subscription Agreement) and certifies to the Issuer and to the Agent and acknowledges that the Issuer and the Agent are relying thereon that:

the Purchaser or, if the Purchaser is contracting hereunder as agent or trustee for one or more beneficial purchasers, each beneficial purchaser, is purchasing the Purchased Shares as principal and the Purchaser or each such beneficial purchaser, as the case may be, is resident in the Province of Ontario or in the Province of Québec and is an "Accredited Investor" under NI 45-106 in the category checked below:

☐	(a)	a Canadian financial institution, or a Schedule III bank;

☐	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

☐	(c)
a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

☐	(d)
a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

1
NI 45-106 defines the term (i) "financial assets" as cash, securities, or a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislations, (ii) "related liabilities" as liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or liabilities that are secured by financial assets, (iii) "fully managed account" as account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction, and (iv) "spouse" as an individual who (a) is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual, or (b) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender.  Terms used herein which are defined in National Instrument 14-101 – Definitions ("NI 14-101") have the meaning given to them in NI 14-101.  Reference should be made to NI 45-106 itself for its complete text, including other definitions, and to the Companion Policy to the NI 45-106 for matters of interpretation and application.

☐	(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

☐	(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

☐	(g)
a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

☐	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

☐	(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

☐	(j)
an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

☐	(k)
an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

☐	(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

☐	(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

☐	(n)
an investment fund that distributes or has distributed its securities only to: (i) a person that is or was an accredited investor at the time of the distribution, (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment], or 2.19 [Additional investment in investment funds], or (iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment];

☐	(o)
an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

☐	(p)
a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

☐	(q)
a person acting on behalf of a fully managed account managed by that person, if that person (i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and (ii) in Ontario, is purchasing a security that is not a security of an investment fund;

☐	(r)
a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

☐	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

☐	(t)
a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors,

☐	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or

☐	(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor.

Dated:  _________________________.

Print name of Purchaser

By:
Signature

Print name of Signatory (if different from Purchaser)

Title

Schedule 1
ACCREDITED INVESTOR

An "accredited investor" is defined as:

(1)
A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, is a self-directed plan, with the investment decisions made solely by persons that are accredited investors;

(2)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(3)
An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities, with total assets in excess of $5,000,000;

(4)	A director or executive officer of the Corporation;

(5)
A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of such person's investment exceeds $1,000,000 (excluding value attributable to any primary residence);

(6)
A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and which has a reasonable expectation of reaching the same income level in the current year;

(7)
A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; or

(8)	An entity in which all of the equity owners are "accredited investors" under one or more of the foregoing categories.

Schedule 2
NON-US PERSON REPRESENTATIONS

Each Purchaser who is not a US Person represents and warrants to the Corporation that:

(1)
Purchaser is neither a U.S. Person (as defined in Rule 902(o) of Regulation S promulgated under the Securities Act) nor is Purchaser committing to purchase securities for the account of a U.S. Person or for resale in the United States and the undersigned confirms that the securities have not been offered to the Purchaser in the United States.

(2)	Purchaser:

(b)	is not a "distributor" of securities as such term is defined in Regulation S nor a dealer in securities, and

(c)
acknowledges that it has not engaged, and agrees that it will not engage during any period in which US securities laws prohibit such activity, in any hedging transactions with regard to the Corporation’s ordinary stock.

(3)
The investment commitment by the Purchaser does not contravene any of the applicable securities legislation in the jurisdiction in which the Purchaser is resident and does not trigger (other than as agreed by the Corporation pursuant to the Investor Rights Agreement):

(d)	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase, and

(e)	any registration or other obligation on the part of Purchaser, the Corporation or the Agent.